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PRUCO LIFE INSURANCE COMPANY,                             STRATEGIC PARTNERS(SM)
a Prudential Financial company                           ANNUITY ONE APPLICATION
                                      Flexible Payment Variable Deferred Annuity

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

IF MONIES ARE ALLOCATED TO VARIABLE INVESTMENT OPTIONS, THAT PORTION OF THE POLICY OR CONTRACT IS NOT PROTECTED BY THE MINNESOTA LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION OR THE MINNESOTA INSURANCE GUARANTY ASSOCIATION. IN THE CASE OF INSOLVENCY, PAYMENT OF CLAIMS IS NOT GUARANTEED. ONLY THE ASSETS OF THE INSURER WILL BE AVAILABLE TO PAY YOUR CLAIM.

On these pages, I, you, and your refer to the contract owner. We, us, and our refer to Pruco Life Insurance Company.

1 CONTRACT OWNER INFORMATION

Contract number (if any)
                        --------------------------------------------------------

[ ] Individual [ ]Corporation [ ]UGMA/UTMA [ ]Other

TRUST: [ ]Grantor [ ]Revocable [ ]Irrevocable

TRUST DATE (mo., day, yr.)
                           ----    ----    --------

If a corporation or trust is indicated above, please check the following as it applies. If neither box is checked, we will provide annual tax reporting for the increasing value of the contract.

[ ] Tax-exempt entity under Internal Revenue Code 501

[ ]Trust acting as agent for an individual under Internal Revenue Code 72(u)

Name of owner (first, middle initial, last name)

--------------------------------------------------------------------------------

Street                                                            Apt.

--------------------------------------------------------------    --------------

City                                 State        ZIP code
                                                                       -
---------------------------------   -----------   ------------------------------

Social Security number/EIN     Date of birth (mo., day, year)   Telephone number
                                                                          -
---------------------------    ------ ------- ---------------   ----------------

A. [ ] Female B. [ ] U.S. citizen
   [ ] Male      [ ] Resident alien

[ ] I am not a U.S. person (including resident alien). I am a citizen of

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            Attach the applicable IRS Form W-8(BEN, ECI, EXP, IMY).

2 JOINT OWNER INFORMATION (if any)

Do not complete if you are opening an IRA.

Unmarried persons who wish to own the contract jointly should consult with their tax adviser.

Name of joint owner, if any (first, middle initial, last name)

--------------------------------------------------------------------------------

Street (Leave address blank if same as owner.)                  Apt.

------------------------------------------------------------    ----------------

City                            State                 ZIP code
                                                                     -
-----------------------------   -------------------   --------------------------

Social Security number/EIN   Date of birth (mo., day, year)     Telephone number
                                                                          -
---------------------------  -------- ------- -------------     ----------------

A. [ ] Female B. [ ] U.S. citizen
   [ ] Male      [ ] Resident alien

[ ] I am not a U.S. person (including resident alien). I am a citizen of

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3 ANNUITANT INFORMATION

Do not complete if you are opening an IRA.

This section must be completed only if the annuitant is not the owner or if the owner is a trust or a corporation.

Name of annuitant (first, middle initial, last name)

--------------------------------------------------------------------------------

Street (Leave address blank if same as owner.)                   Apt.

-------------------------------------------------------------    ---------------
                                                                     (continued)

Pruco Corporate Office: Pruco Life Insurance Company, Phoenix, AZ 85014

                                  Page 1 of 7
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3 ANNUITANT INFORMATION (continued)

City                                      State                ZIP code
                                                                        -
----------------------------------------  -------------------  -----------------

Social Security number      Date of birth (mo., day, year)      Telephone number
                                                                        -
-------------------------   ------ --------- -----------------  ----------------

A. [ ] Female B. [ ] U.S. citizen
   [ ] Male      [ ] Resident alien

[ ] I am not a U.S. person (including resident alien). I am a citizen of

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4 CO-ANNUITANT INFORMATION (if any)

Do not complete if you are opening an IRA or if the contract will be owned by a corporation or trust.

Name of co-annuitant (first, middle initial, last name)

--------------------------------------------------------------------------------

Social Security number       Date of birth (mo., day, year)     Telephone number
                                                                         -
-------------------------    ------- --------- --------------   ----------------

A. [ ] Female  B. [ ] U.S. citizen
   [ ] Male       [ ] Resident alien

[ ] I am not a U.S. person (including resident alien). I am a citizen of

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5 BENEFICIARY INFORMATION

Please add additional beneficiaries in section 17.

[x] PRIMARY CLASS

Name of beneficiary (first, middle initial, last name) If trust, include name of trust and trustee's name.

--------------------------------------------------------------------------------

TRUST: [ ] Revocable [ ] Irrevocable

Trust date (mo., day, year)
                            ------- ------- ----------

Beneficiary's relationship to owner
                                    --------------------------------------------

Social Security number
                      ----------------------------------------------------------

CHECK ONLY ONE: [ ] Primary class [ ] Secondary class

Name of beneficiary (first, middle initial, last name) If trust, include name of trust and trustee's name.

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TRUST: [ ] Revocable   [ ] Irrevocable

Trust date (mo., day, year)
                           ------------   ------------   -----------------------

Beneficiary's relationship to owner
                                    --------------------------------------------

Social Security number
                       ---------------------------------------------------------

6 ELECTION OF CREDIT (BONUS)

Complete this section if you want to elect Credit (bonus). The election of Credit to each purchase payment results in a higher insurance and administrative cost and higher withdrawal charges than if the Credit was not elected. The Credit that is allocated to the contract vests upon expiration of the the Right to Cancel period. We reserve the right to recapture any Credit granted within one year of the date of the owner's death.

[ ] Yes, I want Credit (bonus).

7 DEATH BENEFIT

THIS SECTION MUST BE COMPLETED. Check one of the following four Death Benefit options. The cost of each benefit is in parentheses immediately following the option.

[ ] Base Death Benefit. (1.40% without credit; 1.50% with credit)

[ ] Guaranteed Minimum Death Benefit (GMDB) with a Roll-Up option. (1.65% without credit; 1.75% with credit)

[ ] GMDB with an annual Step-Up option. (1.65% without credit; 1.75% with credit)

[ ] GMDB with a Roll-Up and an annual Step-Up option. (1.75% without credit;
    1.85% with credit)

Indicate below if you want to elect the Earnings Appreciator supplemental death benefit. THIS OPTION IS NOT AVAILABLE IN ND.

[ ] Yes, I would like to elect the Earnings Appreciator. (0.30%)


                                   Page 2 of 7
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8 INCOME BENEFITS

Check all that apply. The cost of each benefit is in parentheses immediately following the option. ONCE ELECTED, THE GUARANTEED MINIMUM INCOME BENEFIT (GMIB) CANNOT BE REVOKED.

[ ] Yes, I would like to elect the GMIB. THIS OPTION IS NOT AVAILABLE IN ND AND
    OR. (0.50%)

[ ] Yes, I would like to elect the Income Appreciator Benefit (IAB). (0.25%)

9 TYPE OF PLAN AND SOURCE OF FUNDS (minimum of $10,000)

PLAN TYPE.

Check only one: [ ]Non-qualified [ ]Traditional IRA [ ]Roth IRA/Custodial [ ]Custodial account (PSI only)

SOURCE OF FUNDS. Check all that apply:

[ ] Total amount of the check(s) included with this application. (Make checks
payable to Prudential.)                               $      ,      ,      .
                                                      --------------------------

[ ] IRA Rollover                                      $      ,      ,      .
                                                      --------------------------

If Traditional IRA or Roth IRA new contribution(s) for the current and/or previous year, complete the following:


$      ,      .   Year            $      ,      .     Year
------------------      -------   -------------------      -------

[ ] 1035 Exchange (non-qualified only), estimated
    amount:                                           $      ,      ,      .
                                                      --------------------------

[ ] IRA Transfer (qualified), estimated amount:       $      ,      ,      .
                                                      --------------------------

[ ] Direct Rollover (qualified), estimated amount:    $      ,      ,      .
                                                      --------------------------

[ ] Roth Conversion IRA, establishment date:*    month      day     year
                                                       ----    -----    ----

*This is the date you originally converted from a traditional IRA to a Roth Conversion IRA. (If omitted, the current tax year will be used.) This is required for the IRA five-tax year, holding period requirement.

A CONVERSION FROM A TRADITIONAL IRA TO A ROTH CONVERSION IRA WILL RESULT IN A TAXABLE EVENT WHICH WILL BE REPORTED TO THE INTERNAL REVENUE SERVICE.

10 PURCHASE PAYMENT ALLOCATION(S)

Please write in the percentage of your payment that you want to allocate to the following options. The total must equal 100 percent. IF CHANGES ARE MADE TO THE ALLOCATIONS LISTED BELOW, THE APPLICANT MUST INITIAL THE CHANGES.

INTEREST RATE OPTIONS                       CODES         %      VARIABLE INVESTMENT OPTIONS (CONTINUED)          CODES        %
---------------------                       -----         -      ---------------------------------------          -----        -
1 Year Fixed-Rate Option                    1YRFXD               SP AIM Core Equity Portfolio                     AIMCEP
Dollar Cost Averaging (DCA) 6 Month*        DCA6                 SP Alliance Large Cap Growth Portfolio           LARCP
Dollar Cost Averaging (DCA) 12 Month*       DCA12                SP Technology Portfolio                          ALLTC
2 Year Market Value Adjustment Option**     2YRMVA               SP Balanced Asset Allocation Portfolio           BALAN
3 Year Market Value Adjustment Option**     3YRMVA               SP Conservative Asset Allocation Portfolio       CONSB
4 Year Market Value Adjustment Option**     4YRMVA               SP Davis Value Portfolio                         VALUE
5 Year Market Value Adjustment Option**     5YRMVA               SP Deutsche International Equity Portfolio       DEUEQ
6 Year Market Value Adjustment Option**     6YRMVA               SP Growth Asset Allocation Portfolio             GRWAL
7 Year Market Value Adjustment Option**     7YRMVA               SP INVESCO Small Company Growth Portfolio        VIFSG
8 Year Market Value Adjustment Option**     8YRMVA               SP Jennison International Growth Portfolio       JENIN
9 Year Market Value Adjustment Option**     9YRMVA               SP Large Cap Value Portfolio                     LRCAP
10 Year Market Value Adjustment Option**    10YMVA               SP MFS Capital Opportunities Portfolio           MFSCO
VARIABLE INVESTMENT OPTIONS                                      SP Mid Cap Growth Portfolio                      MFSMC
Prudential Equity Portfolio                 STOCK                SP PIMCO High Yield Portfolio                    HIHLD
Prudential Global Portfolio                 GLEQ                 SP PIMCO Total Return Portfolio                  RETRN
Prudential Jennison Portfolio               GROWTH               SP Prudential U.S. Emerging Growth Portfolio     EMRGW
Prudential Money Market Portfolio           MMKT                 SP Goldman Sachs Small Cap Value Portfolio       SMDVL
Prudential Stock Index Portfolio            STIX                 SP Strategic Partners Focus Growth Portfolio     STRPR
Prudential Value Portfolio                  HIDV                 Janus Aspen Series Growth Portfolio-Service      JANSR
                                                                 Shares
SP Aggressive Growth Asset
Allocation Portfolio                        AGGGW                TOTAL                                                         100%
SP AIM Aggressive Growth Portfolio          AIMAG

*THE DOLLAR EQUIVALENT OF THE PERCENTAGE ALLOCATED MUST EQUAL AT LEAST $2,000.

**THE DOLLAR EQUIVALENT OF THE PERCENTAGE ALLOCATED MUST EQUAL AT LEAST $1,000. FOR CONTRACTS WITH CREDIT, WE MAY OFFER LOWER INTEREST RATES FOR THE FIXED-RATE OPTIONS THAN WE OFFER FOR CONTRACTS WITHOUT CREDIT.


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11 DOLLAR COST AVERAGING PROGRAM

If you elect to use more than one Dollar Cost Averaging option, you must also complete a Request for Dollar Cost Averaging Enrollment or Change form (ORD 78275).

[ ] DOLLAR COST AVERAGING: I authorize Prudential to automatically transfer funds as indicated below.

TRANSFER FROM: (You cannot transfer from the 1 Year Fixed-Rate Option or any of the Market Value Adjustment options.)

*If you selected the DCA6 or DCA12 option in section 10, only complete the TRANSFER TO information.

Option code:                        $      ,      ,      .       OR          %
            ---------------------   --------------------------     ---------

TRANSFER FREQUENCY:  [ ] Annually  [ ] Semiannually  [ ] Quarterly  [ ] Monthly

TRANSFER TO: (You cannot transfer to the DCA Interest Rate options or any of the Market Value Adjustment options.)

The total of the two columns must equal 100 percent.

OPTION CODE         PERCENT         OPTION CODE        PERCENT
                             %                                   %
------------------  ---------       ---------------    ----------
                             %                                   %
------------------  ---------       ---------------    ----------
                             %                                   %
------------------  ---------       ---------------    ----------

12 AUTO-REBALANCING

[ ] AUTO-REBALANCING: I want to maintain my allocation percentages. Please have my portfolio mix automatically adjusted as allocated in section 10 under my variable investment options.

Adjust my portfolio:  [ ] Annually  [ ] Semiannually  [ ] Quarterly  [ ] Monthly

Please specify the start date if different than the contract date:
month           day             year
      ---------    ------------      -------

13 TELEPHONE TRANSFERS

We will accept your transfers and reallocations over the telephone. Please indicate below if you wish to extend authority as follows.

[ ] I authorize Prudential to accept telephone transfers and reallocation instructions from my Registered Investment Adviser.

14 REPLACEMENT QUESTIONS AND DISCLOSURE STATEMENT

THIS DISCLOSURE STATEMENT SECTION MUST BE COMPLETED IF STATE REPLACEMENT REGULATIONS REQUIRE. (Check one):

[ ] I do have existing life insurance policies or annuity contracts. (You must complete the Important Notice Regarding Replacement form (COMB 89216), whether or not this transaction is considered a replacement.)

[ ] I do not have existing life insurance policies or annuity contracts.

Will the proposed annuity contract replace any existing insurance policy(ies) or annuity contract(s)?

[ ] Yes [ ] No

If "Yes," provide the following information for each policy or contract and attach all applicable Prudential disclosure and state replacement forms.

Company name

--------------------------------------------------------------------------------

Policy or contract number                   Year of issue (mo., day, year)

------------------------------------        ------------------------------------

Name of plan (if applicable)
                            ----------------------------------------------------

FOR VIRGINIA ONLY:

X
  -------------------------------              --------      -----      --------
Contract owner's signature and date             month         day         year

REPRESENTATIVE'S QUESTION

THIS QUESTION MUST BE COMPLETED BY THE REPRESENTATIVE.

Do you have, from any source, facts that any person named as the owner or joint owner above is replacing or changing any current insurance or annuity in any company?

[ ] Yes [ ] No

FOR VIRGINIA ONLY:

X
  ---------------------------------            --------      -----      --------
Representative's signature and date             month         day         year


ORD 99730                         Page 4 of 7                          ED.1/2004
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15 SIGNATURE(S)

If applying for an IRA or Roth IRA, I acknowledge receiving an IRA disclosure statement and understand that I will be given a financial disclosure statement with the contract. I understand that tax deferral is provided by the IRA, and acknowledge that I am purchasing this contract for its features other than tax deferral, including the lifetime income payout option, the Death Benefit protection, the ability to transfer among investment options without sales or withdrawal charges, and other features as described in the prospectus.

No representative has the authority to make or change a contract or waive any of the contract rights.

I understand that if I have purchased another non-qualified annuity from Prudential or an affiliated company this calendar year that they will be considered as one contract for tax purposes.

I believe that this contract meets my needs and financial objectives. Furthermore, I (1) understand that any amount of purchase payments allocated to a variable investment option will reflect the investment experience of that option and, therefore, annuity payments and surrender values may vary and are not guaranteed as to a fixed dollar amount, and (2) acknowledge receipt of the current prospectus for this contract and the variable investment options.

[ ] If this contract has a joint owner, please check this box to authorize
    Prudential to act on the instruction(s) of either the owner or joint owner with regard to transactions under the contract.

[ ] If this application is being signed at the time the contract is delivered, I acknowledge receipt of the contract.

[ ] Check here to request a Statement of Additional Information.

MINIMUM DISTRIBUTION UNDER AN IRA: IF YOU HAVE NOT MET THE REQUIRED MINIMUM DISTRIBUTION FOR THE YEAR IN WHICH THE FUNDS ARE PAID TO PRUDENTIAL:

I understand it is my responsibility to remove the minimum distribution from the purchase payment PRIOR TO sending money to Prudential with this application. Unless we are notified otherwise, Prudential will assume that the owner has satisfied their required minimum distributions from other IRA funds.

By signing this form, the trustee(s)/officer(s) hereby represents that the trustee(s)/officer(s) possess(es) the authority, on behalf of the non-natural person, to purchase the annuity contract and to exercise all rights of ownership and control over the contract, including the right to make purchase payments to the contract.

We must have both the owner's and annuitant's signatures even if this contract is owned by a trust, corporation, or other entity. If the annuitant is a minor, please provide the signature of a legal guardian or custodian.

THOSE AMOUNTS ALLOCATED TO ANY MVA OPTION WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT IF WITHDRAWN OR TRANSFERRED AT ANY TIME OTHER THAN DURING THE 30-DAY PERIOD FOLLOWING THE INTEREST CELL'S MATURITY. A MARKET VALUE ADJUSTMENT CAN BE A POSITIVE OR NEGATIVE ADJUSTMENT. THERE IS NO MARKET VALUE ADJUSTMENT AT DEATH.

I hereby represent that my answers to the questions on this application are correct and true to the best of my knowledge and belief. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I have read the applicable fraud warning for my state listed in section 18. I acknowledge receipt of current product and fund prospectuses.

-------------------------------------------------
  SIGNED AT (CITY, STATE)

X
-------------------------------------------------    ---------  -------   -----
  Contract owner's signature and date                  month     day       year

X
-------------------------------------------------    ---------  -------   -----
  Joint owner's signature (if applicable) and date     month      day      year

X
-------------------------------------------------    ---------  -------   -----
  Annuitant's signature (if applicable) and date       month      day      year

X
-------------------------------------------------    ---------  -------   -----
  Co-annuitant's signature (if applicable) and date    month      day      year

OWNER'S TAX CERTIFICATION

Under penalty of perjury, I certify that the taxpayer identification number
(TIN) I have listed on this form is my correct TIN. I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status. I [ ] HAVE [ ] HAVE NOT (check one) been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

X
-------------------------------------------------    ---------  -------   -----
  Contract owner's signature and date                  month      day      year


                                  Page 5 of 7
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16 REPRESENTATIVE'S SIGNATURE(S)

Commission Option (For Retail Distribution only. Choose one.):

1. [ ] No Trail 2. [ ] Mid Trail 3. [ ] High Trail

Note: If an option is not selected, the default option will be Option 1.

This application is submitted in the belief that the purchase of this contract is appropriate for the applicant based on the information provided and as reviewed with the applicant. Reasonable inquiry has been made of the owner concerning the owner's overall financial situation, needs, and investment objectives.

The representative hereby certifies that all information contained in this application is true to the best of his or her knowledge.

  --------------------------------------------------    ------------------------
  Representative's name (Please print)                  Rep's contract/FA number

X
  --------------------------------------------------    --------- ------ -------
  Representative's signature and date                     month    day    year

  --------------------------------------------------    ------------------------
  Second representative's name (Please print)           Rep's contract/FA number

X
  --------------------------------------------------    --------- ------ -------
  Second representative's signature and date              month    day    year

  --------------------------------------------------    ------------------------
  Branch/field office name and code                         Representative's
                                                            telephone number

17 ADDITIONAL REMARKS

ANY REMARKS ENTERED INTO THIS SECTION MUST BE INITIALED AND DATED BY ALL PERSONS WHO HAVE SIGNED THIS APPLICATION IN SECTIONS 15 AND 16.

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18 FRAUD WARNINGS

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

CONNECTICUT: Any person who knowingly gives false or deceptive information when completing this form for the purpose of defrauding the company may be guilty of insurance fraud. This is to be determined by a court of competent jurisdiction.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OKLAHOMA: WARNING -- Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

ALL OTHER STATES: Any person who knowingly gives false or deceptive information when completing this form for the purpose of defrauding the company may be guilty of insurance fraud.

STANDARD MAIL TO:

PRUDENTIAL ANNUITY SERVICE CENTER
PO BOX 7590
PHILADELPHIA, PA 19101

OVERNIGHT MAIL TO:

PRUDENTIAL ANNUITY SERVICE CENTER
2101 WELSH ROAD
DRESHER, PA 19025

If you have any questions, please call the Prudential Annuity Service Center at
(888) 778-2888, Monday through Friday between 8:00 a.m. and 8:00 p.m. Eastern time.


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